UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2025 (October 15, 2025)
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2025, Empire State Realty Trust, Inc. (the "Company") and Empire State Realty OP, L.P. (the "Operating Partnership"), the operating partnership subsidiary of the Company, entered into a Note Purchase Agreement with the purchasers named therein (the "Purchase Agreement") in connection with a private placement of $175,000,000 aggregate principal amount of the Operating Partnership's 5.47% Series L Senior Notes due January 7, 2031 (the "Notes"). The sale and purchase of the Notes is scheduled to fund on December 18, 2025, subject to customary closing conditions. The issue price for the Notes is 100% of the aggregate principal amount thereof.

Pursuant to the terms of the Purchase Agreement, the Operating Partnership may prepay all or a portion of the Notes upon notice to the holders at a price equal to 100% of the principal amount so prepaid plus a make-whole premium as set forth in the Purchase Agreement. The obligations of the Operating Partnership under the Notes will be unconditionally guaranteed by each of the Company's subsidiaries that guarantees or otherwise becomes liable at any time in respect of indebtedness under any Material Credit Facility (as defined in the Purchase Agreement) of the Company or any of its subsidiaries.

The Purchase Agreement contains customary covenants, including limitations on liens, investment, distributions, incurrence of debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports. The Purchase Agreement also includes the following financial covenants, subject to customary qualifications (to be in effect as of the last day of each fiscal quarter): (i) the ratio of total indebtedness to total asset value of the Company and its consolidated subsidiaries will not exceed 60%, (ii) the ratio of total secured indebtedness to total asset value of the Company and its consolidated subsidiaries will not exceed 40%, (iii) the ratio of Adjusted EBITDA (as defined in the Purchase Agreement) to consolidated fixed charges will not be less than 1.50x, (iv) the ratio of aggregate net operating income with respect to all unencumbered eligible properties to the portion of interest expense attributable to unsecured indebtedness will not be less than 1.75x, and (v) the ratio of total unsecured indebtedness to unencumbered asset value will not exceed 60%.

The Purchase Agreement contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment of principal and interest, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, the occurrence of certain change of control transactions and loss of real estate investment trust qualification.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

The Operating Partnership intends to apply the net proceeds from the issuance of the Notes to refinance existing indebtedness and for general corporate purposes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated October 15, 2025, among Empire State Realty OP, L.P., Empire State Realty Trust, Inc. and the purchasers named therein.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: October 16, 2025	By:	/s/ Stephen V. Horn
	Name:	Stephen V. Horn
	Title:	EVP, Chief Financial Officer & Chief Accounting Officer

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: October 16, 2025	By:	/s/ Stephen V. Horn
	Name:	Stephen V. Horn
	Title:	EVP, Chief Financial Officer & Chief Accounting Officer